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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF APCOA/STANDARD PARKING, INC.
                              SUBSIDIARY GUARANTORS

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
                                                                            ORGANIZED          PERCENTAGE
NAME OF ENTITY                                                            UNDER LAWS OF       OF OWNERSHIP
--------------                                                            -------------       ------------
Tower Parking, Inc.                                                     Ohio                      100
APCOA LaSalle Parking Company, L.L.C.                                   Louisiana                 100
Hawaii Parking Maintenance, Inc.                                        Hawaii                    100
APCOA Capital Corporation                                               Delaware                  100
APCOA Bradley Parking Company                                           Connecticut               100
A-1 Auto Park, Inc.                                                     Georgia                   100
Metropolitan Parking System, Inc.                                       Massachusetts             100
Events Parking Company, Inc.                                            Massachusetts             100
Standard Parking Corporation                                            Illinois                  100
Standard Parking Corporation IL                                         Illinois                  100
Standard Auto Park, Inc.                                                Illinois                  100
S & S Parking, Inc.                                                     California                100
Century Parking, Inc.                                                   California                100
Executive Parking Industries, Inc.                                      California                100
Sentry Parking Corporation                                              California                100
Virginia Parking Service, Inc.                                          Virginia                  100

                           NON-GUARANTOR SUBSIDIARIES

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
                                                                            ORGANIZED          PERCENTAGE
NAME OF ENTITY                                                            UNDER LAWS OF       OF OWNERSHIP
--------------                                                            -------------       ------------
APCOA Australia Pty Limited                                             Australia                 100
APCOA-Hawaii, Inc.                                                      Hawaii                    100
APCOA Holdings Canada, Inc.                                             Canada                    100
APCOA Pacific Holdings Pty Limited                                      Australia                 100
APCOA Parking Development of Management Ltd                             Canada                    100
Atrium Parking, Inc.                                                    Delaware                  100
SBR GP, Inc.                                                            Delaware                  100
Steamboat Management, Inc.                                              Delaware                  100
Steamboat Properties, Inc.                                              Delaware                  100
A-M Elmira Parking Company                                              Ohio                       65
A-M Frontier Field Parking Company                                      Ohio                       50
A-M Monroe Parking                                                      Ohio                       50
A-M New York Parking Company                                            Ohio                       50
APCOA-Common Street I Parking Company                                   Ohio                       60
APCOA-Etna Parking #1                                                   Ohio                       90
APCOA-Etna Parking #2                                                   Ohio                       80
APCOA-Etna Parking #3                                                   Ohio                       80
APCOA-Miami Parking                                                     Ohio                       49
APCOA/Mitchell/Etna                                                     Texas                      60
APCOA-Progressive Parking #1                                            Ohio                       75
APCOA-Progressive Parking #2                                            Ohio                       75


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APCOA-R&G Parking                                                       Ohio                       80
APCOA-RSN Shuttle Operation                                             Ohio                       70
APCOA-SRP Parking V                                                     Ohio                       51
APCOA-SRP Parking XIII                                                  Ohio                       51
APCOA/Standard Parking-VIP                                              Florida                    65
APCOA-Wilford Parking                                                   Ohio                       80
APCOA-Parking Venture I                                                 Ohio                       99
APCOA-Atrium Parking Venture                                            Ohio                       98
APCOA Parking Venture III                                               Ohio                       99
APCOA-S.R.P. Parking XVII                                               Ohio                       51
APCOA-Progressive Parking II                                            Ohio                       70
APCOA-M&M Parking II                                                    Ohio                       80
Bradley Airport Parking Ltd Partnership                                 Connecticut                60


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